Exhibit 99.1

AYRO, Inc. to Host Virtual “Town Hall” Meeting on June 2, 2020

CEO Rod Keller to Lead Discussion on Recent Merger and Strategic Growth Plan

AUSTIN, TX — June 1, 2020 — AYRO, Inc. (NASDAQ: AYRO), a leading manufacturer of light-duty, emissions-free electric vehicles, today announced that it will conduct a virtual “Town Hall” meeting on June 2, 2020 at 4:30 PM ET to discuss its recent merger transaction to become publicly traded, its family of all-electric vehicles, its strategic partnerships and expansion plans, and conduct a Q&A session.

What:	AYRO Virtual Town Hall Meeting: Management to Discuss Taking the Company Public and its Leading Position in the Low Speed Electric Vehicle Market

When:	June 2, 2020 at 4:30 PM ET

Where:	www.ayro.com/townhall

This virtual meeting is open to the public and will consist of a live broadcast audio and video stream with Q&A. All attendees are required to register to participate. Please access the registration link and follow the instructions to attend the virtual Town Hall meeting.

Questions may also be submitted in advance by email to Peter Seltzberg, Investor Relations for AYRO, at pseltzberg@darrowir.com. A rebroadcast will also be made available to the public on AYRO’s corporate website and by request for those unable to attend the live event.

About AYRO

Texas-based AYRO, Inc., designs and delivers compact, emissions-free electric fleet solutions for use within urban and short-haul markets. Capable of accommodating a broad range of commercial and consumer requirements, AYRO’s vehicles are the emerging leaders of safe, affordable, efficient and sustainable logistical transportation. AYRO was founded in 2017 by entrepreneurs, investors, and executives with a passion to create sustainable urban electric vehicle solutions for Campus Management, Last Mile Delivery, Urban Commuting, and Closed Campus Transport. For more information, visit: www.ayro.com

To view our vehicles, visit: https://ayro.com/media

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of AYRO nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the geographic, social and economic impact of COVID-19 on AYRO’s ability to conduct its business and raise capital in the future when needed; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the market for AYRO’s products is developing and may not develop as expected; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws.

Contacts:

Darrow Associates

Jordan Darrow

512-551-9296

jdarrow@darrowir.com

Darrow Associates.

Peter Seltzberg

516-419-9915

pseltzberg@darrowir.com